     As filed with the Securities and Exchange Commission on August __, 1998

                                                    Registration No. ___________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------



                            THE LAMSON & SESSIONS CO.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                OHIO                                    34-0349210
   -------------------------------          -----------------------------------
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                               -------------------

                            25701 Science Park Drive
                           Cleveland, Ohio 44122-9803
              -----------------------------------------------------
              (Address and Zip Code of Principal Executive Offices)

                               ------------------

              THE LAMSON & SESSIONS CO. 1998 INCENTIVE EQUITY PLAN
              ----------------------------------------------------
                            (Full Title of the Plan)

                               ------------------

                                  James J. Abel
                            The Lamson & Sessions Co.
   Executive Vice President, Secretary, Treasurer and Chief Financial Officer
                            25701 Science Park Drive
                           Cleveland, Ohio 44122-9803
   --------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (216) 464-3400
          ------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         ------------------------------




                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

======================================================================================================================
                                                        Proposed Maximum    Proposed Maximum
       Title of Securities             Amount to be      Offering Price         Aggregate               Amount of
        to be Registered              Registered (1)        Per Share      Offering Price (2)(3)    Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Shares                            650,000             $5.750            $3,737,500              $1,103.00

----------------------------------------------------------------------------------------------------------------------

(1)  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Lamson & Sessions Co. 1998
     Incentive Equity Plan (the "Plan") described herein.

(2)  Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for Common Shares on the New York Stock Exchange on August 18, 1998.

(3)  Estimated solely for the purpose of determining the registration fee.
======================================================================================================================

                                     PART I

                              INFORMATION REQUIRED
                         IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     Part II
               Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by The Lamson & Sessions Co. (the "Company") with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended (the "Exchange Act")(File No. 1-313) are incorporated by reference herein and shall be deemed to be part hereof:

                  (1) Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

                  (2) Quarterly Reports on Forms 10-Q for the fiscal quarters ended April 4, 1998 and July 4, 1998; and

                  (3) Description of the Company's Common Shares, without par value, contained in the Registration Statements filed by the Company under
Section 12 of the Exchange Act for purposes of registering such security thereunder, and any amendments and reports filed for purposes of updating that description.

         All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers, employees and agents whose conduct meets certain standards under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in Exhibit 4(c) hereto and is incorporated herein by reference. The Company maintains insurance on behalf of any person who is or was or shall become a director or officer against any loss, as defined, arising from any claim, as defined, asserted against him in any such capacity, subject to certain exclusions. In addition, the Company maintains a fiduciary liability insurance policy which is designed to cover the Company and past, present and future directors, officers, employees or trustees of the sponsor corporation or plans while such persons are acting as fiduciaries of sponsored plans.

         The Company has entered into indemnification agreements with each current director as well as each of the Company's executive officers. Such agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of this service as a director or as an officer if his conduct giving rise to such liability meets certain prescribed standards.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4(a)     The Lamson & Sessions Co. 1998 Incentive Equity Plan.

         4(b)     Amended Articles of Incorporation of the Company filed as
                  Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed August 5, 1997 (Registration No. 333-32875), and incorporated herein by reference.

         4(c) Amended Code of Regulations of the Company filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

         5        Opinion of Jones, Day, Reavis & Pogue.

         23(a)    Consent of Jones, Day, Reavis & Pogue (Included in Exhibit 5).

         23(b)    Consent of Ernst & Young LLP, Independent Auditors.

         24 Power of Attorney for each officer and director of the Company signing this Registration Statement.


ITEM 9.  UNDERTAKINGS.

         (A)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)     To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not
              -----------------
              apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, The Lamson & Sessions Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 19th day of August, 1998.

                              THE LAMSON & SESSIONS CO.



                              /s/ James J. Abel
                              -------------------------------------------------
                              Executive Vice President, Secretary, Treasurer and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of August 19, 1998.


/s/ John B. Schulze           Chairman of the Board, President and
--------------------------    Chief Executive Officer
John B. Schulze               (Principal Executive Officer); Director


/s/ James J. Abel             Executive Vice President, Secretary, Treasurer and
--------------------------    Chief Financial Officer
James J. Abel                 (Principal Financial Officer)

/s/ Lori L. Spencer           Vice President and Controller
--------------------------
Lori L. Spencer

/s/ James T. Bartlett*        Director
--------------------------
James T. Bartlett

/s/ Francis H. Beam, Jr.*     Director
--------------------------
Francis H. Beam, Jr.

/s/ Martin J. Cleary*         Director
--------------------------
Martin J. Cleary

/s/ William H. Coquillette*   Director
--------------------------
William H. Coquillette

/s/ John C. Dannemiller*      Director
--------------------------
John C. Dannemiller

/s/ George R. Hill*           Director
--------------------------
George R. Hill

/s/ A. Malachi Mixon, III*    Director
--------------------------
A. Malachi Mixon, III

/s/ John C. Morley*           Director
--------------------------
John C. Morley

/s/ D. Van Skilling*          Director
--------------------------
D. Van Skilling

         *The undersigned by signing his name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of The Lamson & Sessions Co. and filed herewith as Exhibit 24 on behalf of The Lamson & Sessions Co. and each such person.



                                           By /s/ James J. Abel
                                           -------------------------------------
                                           James J. Abel, Attorney-in-fact

August 19, 1998

                                  EXHIBIT INDEX


EXHIBIT NUMBER                  EXHIBIT DESCRIPTION
--------------                  -------------------

         4(a)     The Lamson & Sessions Co. 1998 Incentive Equity Plan.

         4(b)     Amended Articles of Incorporation of the Company filed as
                  Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed August 5, 1997 (Registration No. 333-32875), and incorporated herein by reference.

         4(c) Amended Code of Regulations of the Company filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

         5        Opinion of Jones, Day, Reavis & Pogue.

        23(a)     Consent of Jones, Day, Reavis & Pogue (Included in Exhibit 5).

        23(b)     Consent of Ernst & Young LLP, Independent Auditors.

        24 Power of Attorney for each officer and director of the Company signing this Registration Statement.